Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Axsome Therapeutics, Inc. 2025 Long-Term Incentive Plan of our report dated February 27, 2023, with respect to the consolidated financial statements of Axsome Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
August 7, 2025